SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        Date of Report: November 5, 1997


                             ATC GROUP SERVICES INC.
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             (Exact name of registrant as specified in its charter)

   Delaware                    No.: 001-10583                46-0399408
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(State or other                 (Commission              (I.R.S. employer
jurisdiction of                 file number)             identification number)
incorporation)

              104 East 25th Street, 10th Floor, New York, NY 10010
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 353-8280



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          (Former name or former address, if changed since last report)

Item 5. Other Events

     On or about November 5, 1997, a summons and complaint were filed in the Court of Chancery of the State of Delaware in and for New Castle County (the "Delaware Court") on behalf of Irv Richter, as plaintiff (the "Richter Complaint"). The Richter Complaint names the Company and the members of the Company's board of directors as defendants. On or about November 12, 1997, another summons and complaint were filed in the Delaware Court on behalf of Joseph I. Peters, as plaintiff (the "Peters Complaint" and together with the Richter Complaint, the "Complaints"). The Peters Complaint names the Company, the members of the Company's board of directors, Weiss, Peck & Greer, LLC
("WPG") and WPG Corporate Development Associates V, L.P. ("WPG Fund") as defendants. Both Complaints challenge the previously announced offer (the "Offer") for the acquisition of the Company at $12 per share by a group led by certain members of management of the Company and the WPG Fund, an affiliate of WPG. Both Complaints seek class action status on behalf of the stockholders of the Company and contain similar allegations. Plaintiffs in both actions claim that the offer price for the Company's common stock is inadequate and that the defendants have breached their fiduciary duties to the Plaintiffs and other stockholders of the Company. The Plaintiffs seek, among other things, to enjoin the transactions contemplated by the Offer or compensatory damages. The Company believes the allegations contained in both Complaints are meritless and intends to defend both actions vigorously.

Item 7. Exhibits.

        None.

                                    SIGNATURE

     Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ATC GROUP SERVICES INC.



                                  By:  /s/ Morry F. Rubin
                                       -------------------------
                                       Name:  Morry F. Rubin
                                       Title: President & Chief
                                              Executive Officer

Dated: November 20, 1997